EXHIBIT 10.70

                              SETTLEMENT AGREEMENT


     This Settlement Agreement and Mutual Release ("Agreement") is entered into as of April 3, 2002 by and between John Michael Paulson, as executor of the Will of Allen E. Paulson; John Michael Paulson and Nicholas Diaco, M.D., as the trustees of the Allen E. Paulson Living Trust dated December 23, 1986, as amended; R&E Gaming Corp.; Elsinore Acquisition Sub, Inc.; Riviera Acquisition Sub, Inc.; and Carlo Corporation (collectively, "Plaintiffs") on the one hand, and Elsinore Corporation and Morgens, Waterfall, Vintiadis & Company, Inc. (collectively, the "Settling Defendants"), on the other. Plaintiffs and Settling Defendants as a group are hereinafter collectively referred to as the "Settling Parties."


                                    RECITALS


     WHEREAS, on or about September 15, 1997, certain of the Plaintiffs entered into written merger and option agreements with the Settling Defendants and others, whereby such certain Plaintiffs were to acquire Riviera Holdings Corporation ("RHC") and Elsinore Corporation ("Elsinore");


     WHEREAS, disputes subsequently arose between Plaintiffs and/or their predecessors on the one hand and the Settling Defendants and certain other persons and entities on the other that related to or arose out of the merger and option agreements for the acquisitions of RHC and Elsinore;


     WHEREAS, on or about April 9, 1998, Allen E. Paulson and several of his affiliated entities filed their original complaint in the action entitled Paulson et al. v. Jefferies & Company, Inc. et al., pending in the United States District Court for the Central District of California, Case No. 98-2644 FMC (the "Action"), and filed their operative Fourth Amended Complaint (the "Complaint") in or about December 1999;


     WHEREAS, the Settling Defendants answered the Complaint and filed their operative First Amended Counterclaims (the "Counterclaims") in May 2000;


     WHEREAS, the Settling Defendants dispute the allegations set forth in the Complaint, and deny any liability whatsoever for any allegations set forth in the Complaint;


     WHEREAS, Plaintiffs dispute the allegations set forth in the Counterclaims, and deny any liability whatsoever for any allegations set forth in the Counterclaims; and


     WHEREAS, the Settling Parties have determined it is in their best interests to forever settle and compromise all their disputes, including, but not limited to, those arising out of, or related to, the allegations set forth in the Complaint and Counterclaims.


     NOW THEREFORE, the Settling Parties mutually agree as follows:


     1. Payment of $1,100,000 to Plaintiffs. By or on June 1, 2002, and provided that the Court has entered the Settlement Bar Order described in paragraph 3 below, the Settling Defendants shall pay to Plaintiffs the total sum of $1,100,000.00. Said payment will be by wire transfer to the account of the Allen
E. Paulson Living Trust, as follows: Account number 101-627888 at City National Bank, ABA number 122016066FB0 Allen E. Paulson Living Trust. The Settling
Parties agree that, after making the payment described above, the Settling Defendants are not required to return any of the payments made to them pursuant to the option or merger agreements (including, but not limited to, as a result of draws under letters of credit or as interest) or otherwise.


     2. Dismissal of the Action and Counterclaims. Within five (5) business days after the Settlement Bar Order referenced in paragraph 3 below is entered, Plaintiffs and the Settling Defendants shall cause to be filed with the Court a joint request to dismiss all claims in the Action by Plaintiffs against the Settling Defendants and by the Settling Defendants against Plaintiffs, with prejudice, each party to bear his or its own costs and attorneys' fees.


     3. Settlement Bar Order. Plaintiffs and the Settling Defendants shall cooperate with one another to have the Court in the Action enter a Settlement Bar Order and Final Judgment ("Bar Order") pursuant to 15 U.S.C. Section 78u-4 and Fed. R. Civ. Proc. Rule 54(c), in substantially the same form as the Settlement Bar Order and Final Judgment entered by the Court with respect to former defendants SunAmerica Life Insurance Company and Keyport Life Insurance Company.


     4. Release of Claims by Plaintiffs. Except for obligations, agreements or undertakings under this Agreement, and effective on the Effective Date as defined in paragraph 14 below, Plaintiffs, and each of them, hereby fully release and discharge the Settling Defendants and each of their respective present and former parents, predecessors, affiliates, subsidiaries, agents, insurers, attorneys, accountants, servants, employees, representatives, assigns, successors, officers, directors and shareholders, from any and all rights, claims, demands, causes of action, obligations, damages and liabilities, known and unknown, suspected and unsuspected, that Plaintiffs now own or hold, or have at any time heretofore owned or held, including, but not limited to, those that constitute, arise out of or relate to the matters alleged, or matters that could have been alleged, in the Complaint or the Action.


     This Agreement is made and given in accordance with the provisions of California Civil Code Section 1542 which provides that:


"A general release does not extend to claims which the creditor does not know or suspect to exist in his favor at the time of executing the release, which if known by him must have materially affected his settlement with the debtor."


     In making this Agreement, each of the Plaintiffs expressly waives and relinquishes all rights and benefits that he or it has, or may have, under said
Section 1542. Further, Plaintiffs acknowledge that Plaintiffs are aware that they may hereafter discover facts different from, or in addition to, those that they now know or believe to be true with respect to the claims, demands, debts, liabilities, transactions, obligations and causes of action relating to the Action. Notwithstanding any such different or additional facts, this Agreement shall fully discharge the Settling Defendants, and each of them, from any and all claims of any kind or character by Plaintiffs that now exist, including, but not limited to, the matters alleged, or those that could have been alleged, in the Action.


     5. Release of Claims by Settling Defendants. Except for obligations, agreements or undertakings under this Agreement, and effective on the Effective Date as defined in paragraph 14 below, each of the Settling Defendants hereby fully releases and discharges Plaintiffs and each of their respective and former parents, predecessors, affiliates, subsidiaries, agents, insurers, attorneys, accountants, servants, employees, representatives, assigns, successors, officers, directors and shareholders from any and all rights, claims, demands, causes of action, obligations, damages and liabilities, known and unknown, suspected and unsuspected, that Settling Defendants now own or hold, or have at any time heretofore owned or held, including, but not limited to, those that constitute, arise out of or relate to the matters alleged, or matters that could have been alleged, in the Counterclaims or the Action.


     This Agreement is made and given in accordance with the provisions of California Civil Code Section 1542 which provides that:


"A general release does not extend to claims which the creditor does not know or suspect to exist in his favor at the time of executing the release, which if known by him must have materially affected his settlement with the debtor."


     In making this Agreement, each of the Settling Defendants expressly waives and relinquishes all rights and benefits that each of them has, or may have, under said Section 1542. Further, Settling Defendants acknowledge that Settling Defendants are aware that they may hereafter discover facts different from, or in addition to, those that they now know or believe to be true with respect to the claims, demands, debts, liabilities, transactions, obligations and causes of action relating to the Action. Notwithstanding any such different or additional facts, this Agreement shall fully discharge Plaintiffs, and each of them, from any and all claims of any kind or character by the Settling Defendants that now exist, including, but not limited to, the matters alleged, or those that could have been alleged, in the Action.


     6. Withdrawal of Creditors' Claims. Within five (5) business days after the dismissals requested pursuant to paragraph 2 above are entered and the Bar Order referenced in paragraph 3 has been issued, each of the Settling Defendants shall formally withdraw its respective Creditor's Claim, filed in the Estate of Allen
E. Paulson, by filing an appropriate withdrawal with the probate court.


     7. Authority to Enter Into Agreement and Give Release. Each of the Settling Parties represents and warrants that he or it has full authority and capacity to enter into this Agreement and to bind such party to the terms and conditions hereof. Each of the Settling Parties further represents and warrants that he or it has not assigned or transferred any of the claims released herein.


     8. Representation re: Trustees and Executors. Plaintiffs represent and warrant to each of the Settling Defendants that each of the persons executing this Agreement as a trustee of the Allen E. Paulson Living Trust (the "Trust") or as an executor of the Will of Allen E. Paulson (the "Estate") has been duly appointed as trustee or executor, as the case may be, and that no statute, court rule or other provision requires any such signatory to obtain or seek approval of any court either to enter into this Agreement or to take any of the actions required of Plaintiffs under this Agreement.


     9. Non-Admission of Liability or Wrongdoing. The fact that the Settling Parties enter into this Agreement does not constitute an admission by any of the Settling Parties of the truth of any of the allegations made in the Action or otherwise. Nothing contained in this Agreement constitutes any admission or concession by Plaintiffs or the Settling Defendants of any wrongdoing of any kind or character or of any liability whatsoever, which liability is denied.


     10. Each Party to Bear His or Its Own Attorney's Fees and Costs. The Settling Parties shall each bear his or its own attorney's fees, costs, expenses and taxes incurred with respect to the Action and in the negotiation, drafting and implementation of this Agreement, except as provided for in paragraph 11 herein.


     11. Arbitrability of Claims regarding Construction of Agreement. The Settling Parties agree that any disputes between them relating to the interpretation, enforceability or breach of this Agreement will be submitted to arbitration in California before an arbitrator affiliated with the American Arbitration Association. In the event that any action or arbitration is brought to enforce, interpret or for breach of this Agreement, the prevailing party shall be entitled to recover its costs, including reasonable attorney's fees.


     12. Confidentiality. Neither this Agreement, nor any of its terms, shall be disclosed to any person without the prior written consent of all Settling Parties, except that this Agreement and its terms may be disclosed (1) in any proceeding to interpret or enforce or for breach of the Agreement; (2) as is reasonably necessary in connection with obtaining the Settlement Bar Order described in paragraph 3 above or otherwise to implement the Agreement's terms;
(3) as is reasonably necessary to tax advisors, accountants and lawyers; (4) as required by law upon the advice of counsel; and (5) as required by any court or by governmental or regulatory authority.


     13. Advice of Counsel. The Settling Parties, and each of them, represent and warrant to each other that they have conferred with counsel of their own choosing in negotiations for and the preparation of this Agreement, that they have read this Agreement or have had the same read to them by their counsel, and that they are fully aware of its contents and legal effect.


     14. Effective Date: As used herein, the "Effective Date" means the date that the Court has entered the Settlement Bar Order described in paragraph 3.


     15. Paragraph Headings. The paragraph headings in this Agreement are solely for the convenience of the Settling Parties, are not a part of this Agreement, and shall not be used in the interpretation of, or in the determination of the validity of, this Agreement or any provision hereof.


     16. Entire Agreement. This Agreement constitutes the entire agreement between the Settling Parties regarding the subject matter of this Agreement, and it is expressly understood and agreed that this Agreement may not be amended or modified in any respect, except by a writing duly executed by all of the Settling Parties.


     17. Execution in Counterparts. This Agreement may be executed in one or more counterparts, all of which, taken together, shall constitute one and the same instrument. Facsimile copies shall be deemed originals.


     18. Governing Law. The Settling Parties agree that all issues concerning the enforcement, interpretation, breach, termination or rescission of this Agreement shall be governed by the law of the State of California.


     IN WITNESS WHEREOF, the Settling Parties hereto have duly executed this Agreement on the following dates, through their authorized representatives as designated below.



Dated:  May 17, 2002              JOHN MICHAEL PAULSON, AS TRUSTEE
                                    OF THE ALLEN E. PAULSON LIVING TRUST
                                    DATED DECEMBER 23, 1986, AS AMENDED

                                  /s/John Michael Paulson





Dated:  May 17, 2002              JOHN MICHAEL PAULSON, AS EXECUTOR
                                    OF THE WILL OF ALLEN E. PAULSON

                                  /s/John Michael Paulson





Dated:  May 17, 2002              NICHOLAS DIACO, M.D., AS TRUSTEE OF THE
                                    ALLEN E. PAULSON LIVING TRUST DATED
                                    DECEMBER 23, 1986, AS AMENDED

                                  /s/Nicholas Diaco, M.D.





Dated:  May 17, 2002              R&E GAMING CORP.

                                  By:  /s/John Michael Paulson
                                  Its: President





Dated:  May 17, 2002              ELSINORE ACQUISITION SUB, INC.

                                  By:  /s/John Michael Paulson
                                  Its: President





Dated:  May 17, 2002              RIVIERA ACQUISITION SUB, INC.

                                  By:  /s/John Michael Paulson
                                  Its: President





Dated:  May 17, 2002              CARLO CORPORATION

                                  By:  /s/John Michael Paulson
                                  Its: President





Dated:  May 17, 2002              ELSINORE CORPORATION

                                  By:  /s/Philip W. Madow
                                  Its: President





Dated:  May 15, 2002              MORGENS, WATERFALL, VINTIADIS & COMPANY, INC.

                                  By:  /s/Joann McNiff
                                  Its: Authorized Agent



APPROVED AS TO FORM AND CONTENT:


Dated:  May 23, 2002              MUSICK PEELER & GARRETT

                                  /s/Dennis Ehling
                                  By:  Joseph J. McCann, Jr.
                                  Attorneys for John Michael Paulson as Executor of the Will of Allen E. Paulson, John Michael Paulson and Nicholas Diaco, M.D., as the Trustees of the Allen E. Paulson Living
                                  Trust Dated December 23, 1986, as Amended,
                                  R&E Gaming Corp., Elsinore Acquisition Sub,
                                  Inc., Riviera Acquisition Sub, Inc. and
                                  Carlo Corporation



Dated:  May 23, 2002              MORRISON & FOERSTER, LLP

                                  /s/Margot A. Metzner
                                  By:  Margot A. Metzner
                                  Attorneys for Elsinore Corporation and
                                  Morgens, Waterfall, Vintiadis & Company, Inc.